EXHIBIT 99.1
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                     C A M D E N   M I N E S   L I M I T E D
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              505 Burrard Street, suite 1880, Vancouver, BC V7X 1M6



               CHANGE OF DIRECTORS AND APPOINTMENT OF NEW OFFICERS
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September 9, 2004 - Camden Mines Limited  ("Camden")  (NASD  OTC-BB:  "CNMN") is
pleased to announce that effective September 3rd, 2004 Mr. Hugh Grenfal and Mr. Sergei Stetsenko resigned as directors and officers of Camden. On the same day, Mr. Xianping Wang, the sole remaining director and majority shareholder, who was appointed to the Board on August 5, 2004, appointed Mr. Henry Jung, Mr. Reg
Handford,  Mr.  Edward Wong and Mr.  Peter  Shandro as  additional  directors of
Camden.

On September 4, 2004, the new Board of Directors of Camden held a meeting and appointed Mr. Xianping Wang as the President and CEO, Mr. Henry Jung as the Chief Financial Officer and Mr. Reg Handford as the Secretary and Treasurer.

On September 7, 2004, the Board of Directors appointed a new audit committee comprised of Mr. Henry Jung, Mr. Edward Wong and Mr. Peter Shandro.

For further information please contact (604) 681-3864.




THIS NEWS RELEASE MAY INCLUDE  FORWARD-LOOKING  STATEMENTS WITHIN THE MEANING OF
SECTION 27A OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE UNITED STATES SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED, WITH RESPECT TO ACHIEVING CORPORATE OBJECTIVES, DEVELOPING ADDITIONAL PROJECT INTERESTS, CAMDEN'S ANALYSIS OF OPPORTUNITIES IN THE ACQUISITION AND DEVELOPMENT OF VARIOUS PROJECT INTERESTS AND CERTAIN OTHER MATTERS. THESE STATEMENTS ARE MADE UNDER THE "SAFE HARBOR" PROVISIONS OF THE UNITED STATES PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND INVOLVE RISKS AND UNCERTAINTIES WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN.











             Phone: 604-681-3864                  Fax:604-681-1265
                           Email: regfordca@yahoo.com